Exhibit 4.35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

SUPPLEMENTAL AGREEMENT

To

Operating Agreement

This Agreement is made and entered into this March 22, 2021, and effective on the date of this Agreement, by and among:

(1)

PREMIUMLEISURE AND AMUSEMENT, INC., a corporation duly organized and existing under and by virtue of Philippine laws, with office address at the 5th Floor, Two E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (PLAI), SM INVESTMENTS CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at the 10th Floor, One E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (SMIC), and BELLE CORPORATION, a corporation duly organized and existing under and by virtue of Philippine laws, with office address at the 5th Floor, Two E-com Center, Mall of Asia Complex, J.W. Diokno Boulevard, Pasay City, Metro Manila, Philippines (Belle),

(PLAI, SMIC and Belle shall each be known as a Philippine Party, and collectively, as the Philippine Parties);

(2)

MPHIL HOLDINGS NO. 2 CORPORATION (Formerly MCE HOLDINGS NO.2 (PHILIPPINES) CORPORATION) (MPHIL2) for itself and for and on behalf of MPHIL HOLDINGS NO. 1 CORPORATION (Formerly MCE Holdings (Philippines) Corporation) (MPHIL1), each a corporation duly organized and existing under and by virtue of Philippine laws, with office address at Asean Avenue corner Roxas Boulevard, Brgy. Tambo, 1701 Paranaque City, Metro Manila, Philippines,

(MPHIL2 and MPHIL1 shall each be known as a Melco Party, and collectively with Melco Leisure as the Melco Parties); and

(3)

MELCO RESORTS LEISURE (PHP) CORPORATION (Formerly MCE LEISURE (PHILIPPINES) CORPORATION), a corporation duly organized and existing under and by virtue of Philippine laws, with office address at Asean Avenue corner Roxas Boulevard, Brgy. Tambo, 1701 Paranaque City Metro Manila, Philippines (Melco Leisure),

Each of the Philippine Parties, the Melco Parties, and Melco Leisure, shall be known as a Licensee or Party, and collectively, as the Licensees or Parties.

RECITALS

(A)	The Licensees are the named licensees and holders of the Casino License issued by the Philippine Gaming Amusement and Gaming Corporation (PAGCOR).

(B)

On March 13, 2013, the Licensees entered into an Operating Agreement (the Operating Agreement) whereby Melco Leisure was appointed as the sole and exclusive operator of the casino, hotel, retail and entertainment complex called “City of Dreams Manila” (COD Manila).

(C)	In accordance with the Operating Agreement, Melco Leisure agreed to pay PLAI the Monthly Mass Payment, Monthly VIP Payment and VIP True Up Payment (the Gaming Share).

(D)

The COVID-19 pandemic and Government issuances related thereto caused the suspension of gaming operations of COD Manila beginning March 15, 2020. On June 18, 2020, PAGCOR allowed integrated resort casinos, including COD Manila, to conduct “trial run” or “dry run” operations at thirty percent (30%) limited operating capacity. In August 2020, PAGCOR suspended gaming operations for about two (2) weeks. Thereafter, PAGCOR allowed the integrated resort casinos, including COD Manila, to re-open at 30% operating capacity. This and other restrictions have continued into the calendar year 2021 and remain continuing as of the date of this Agreement.

(E)

The COVID-19 pandemic, various Government restrictions, and the temporary closure and limited operations of COD Manila, completely and radically altered the conditions under which the parties have entered into the Operating Agreement, and have had an extremely disruptive effect on the operations of Melco Leisure, causing a decline in revenues and negative earnings and negative cashflow.

(F)

The Philippine Parties, cognizant of the effects of the pandemic to the operations of COD Manila and in consideration of their strong partnership with the Melco Parties, have agreed to restructure the payment mechanism for the Gaming Share under the Operating Agreement, as provided in this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

Section 1.    Defined Terms

Unless defined in this Agreement, capitalized terms have the meaning ascribed to such terms in the Operating Agreement.

Section 2.    2020 Gaming Share

The total Monthly Mass Payment and Monthly VIP Payment invoiced for the calendar year 2020 amounted to [***], of which [***] was paid to and received by PLAI and [***] remain outstanding (the 2020 Amount). Melco Leisure will pay the 2020 Amount no later than five (5) business days from the date of this Agreement. Other than the 2020 Amount, the Melco Parties shall have no further obligations under Section 9.02, 9.03 and 9.04(a) of the Operating Agreement for the calendar year 2020.

Section 3.    2021 Gaming Share

For the calendar year 2021, Melco Leisure agrees to pay to PLAI the Monthly Mass Payment and Monthly VIP Payment as computed and within the time periods provided in Sections 9.03 and 9.04(a) of the Operating Agreement, subject to Section 4(a) below.

Section 4.    VIP True Up Payment

The Parties agree to modify the payment procedure of the VIP True Up Payment for the calendar years 2019 and 2020, which will instead be implemented as follows:

a.

For the calendar year 2019, the VIP True Up Payment of [***] as computed and agreed by the Parties, shall be reduced by [***]% to [***] as agreed between the Parties. The said amount shall be deducted by Melco Leisure (i) up to one hundred percent (100%) of the Monthly VIP Payment and (ii) up to twenty-five percent (25%) of the Monthly Mass Payment due to PLAI, with respect to all subsequent Fiscal Periods beginning January 2021, and shall be deducted by Melco Leisure consecutively beginning January 2021 until the full amount has been exhausted or settled.

b.

For the calendar year 2020, the VIP True Up Payment of [***] as computed by the Parties, shall be reduced by [***]% to [***] as agreed between the Parties. The said amount shall be deducted by Melco Leisure (i) up to one hundred percent (100%) of the Monthly VIP Payment and (ii) up to twenty-five percent (25%) of the Monthly Mass Payment, due to PLAI, with respect to all subsequent Fiscal Periods beginning January 2022, and shall be deducted by Melco Leisure consecutively beginning January 2022 until the full amount has been exhausted or settled.

Section 5.    VIP True Up Payment from January 2021 to December 2022

For the Fiscal Period from January 2021 to December 2022, the VIP True Up Payment shall be computed in accordance with Part C, Section 3 of Schedule 2 of the Operating Agreement. Should the VIP True Up Payment be a negative amount, said amount shall be deducted as provided in the Operating Agreement.

Section 6.    Effectivity and Term

The Parties agree that the arrangements embodied in this Agreement shall be effective immediately and apply only for the calendar years 2019, 2020, 2021 and 2022 (in so far as the VIP True Up Payment is concerned), except for the deductions to be applied by Melco Leisure in accordance with Sections 4(a) and 4(b) above, which deductions shall continue until the full amount has been exhausted or settled regardless of the calendar year.

Section 7.    Consequence of Modification

The Parties agree that during the effectivity of this Agreement, the Operating Agreement shall be deemed modified as exclusively provided here, and in no other way. Except as provided in this Agreement, all other provisions of the Operating Agreement shall remain in full force and effect. This Agreement amends, modifies and supplements the Operating Agreement and shall be fully incorporated into and subject to the terms and provisions thereof other than as such terms and provisions thereof have been modified by this Agreement.

Section 8.    Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Philippines.

Section 9.    Dispute Resolution

Any dispute arising from or related to this Agreement (including as to its existence, breach or termination), will be resolved through Arbitration, and in accordance with the procedure stipulated in Section 18.03 of the Operating Agreement.

Section 10.    Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. Each Party may execute this Agreement by signing any such counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

PREMIUMLEISURE AND AMUSEMENT, INC.

SM INVESTMENTS CORPORATION

BELLE CORPORATION

By:

/s/ ARMIN B. RAQUEL-SANTOS
Name:	ARMIN B. RAQUEL-SANTOS
Position:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories on the date and at the place first above written.

MPHIL HOLDINGS NO. 2 CORPORATION for itself and MPHIL HOLDINGS NO. 1 CORPORATION

By:

/s/ CLARENCE YUK MAN CHUNG
Name:	CLARENCE YUK MAN CHUNG
Position:	President

MELCO RESORTS LEISURE (PHP) CORPORATION

By:

/s/ CLARENCE YUK MAN CHUNG
Name:	CLARENCE YUK MAN CHUNG
Position:	President